Exhibit 21
Avnet, Inc.
Foreign and Domestic Subsidiaries

Company Name	Jurisdiction
Abacus Conelec A/S	Denmark
Abacus ECC SRL	Italy
Abacus Electronics Holdings Ltd	England
Abacus Group Limited	England
Abacus Norway AS	Norway
Abacus Polar Ireland Ltd	Ireland
Access Graphics LLC	Delaware
Alpha 3 Manufacturing Ltd	England
Avnet (Asia Pacific Holdings) Limited	Hong Kong
Avnet (Australia) Pty. Ltd.	Australia
Avnet (Holdings) Ltd	United Kingdom
Avnet (NZ)	New Zealand
Avnet (Tianjin) Logistics Ltd.	China
Avnet Abacus Limited	Hong Kong
Avnet AG	Switzerland
Avnet Applied Computing European Services GmbH	Germany
Avnet Asia Pte Ltd	Singapore
Avnet ASIC Israel Ltd	Israel
Avnet Azure Pte. Ltd.	Singapore
Avnet Azure Sdn. Bhd.	Malaysia
Avnet B.V.	Netherlands
Avnet Beteiligungs-Verwaltungs GmbH	Germany
Avnet Components Israel Limited	Israel
Avnet Corporate Trustee Limited	United Kingdom
Avnet de Mexico, S.A. de C.V.	Mexico
Avnet de Puerto Rico, Inc.	Puerto Rico
Avnet Delaware Holdings, Inc.	Delaware
Avnet Delaware LLC	Delaware
Avnet do Brasil LTDA	Brazil
Avnet Electronics Marketing (Australia) Pty Ltd	Australia
Avnet EM Sp. z.o.o.	Poland
Avnet EMG AG	Switzerland
Avnet EMG Elektronische Bauelemente GmbH	Austria
Avnet EMG France S.A.	France
Avnet EMG GmbH	Germany
Avnet EMG Italy S.r.l.	Italy
Avnet EMG Ltd	United Kingdom

Company Name	Jurisdiction
Avnet Erste Vermoegensverwaltungs GmbH & Co. KG	Germany
Avnet Europe Comm. VA	Belgium
Avnet Finance B.V.	Netherlands
Avnet France S.A.S.	France
Avnet Holding B.V.	Netherlands
Avnet Holding Germany GmbH	Germany
Avnet Holding South Africa (Pty) Limited	South Africa
Avnet Holdings (Australia) Pty. Limited	Australia
Avnet Holdings UK Limited	United Kingdom
Avnet Holdings, LLC	Delaware
Avnet Iberia S.A.	Spain
Avnet India Private Limited	India
Avnet International (Canada) Ltd.	Canada
Avnet International, LLC	Delaware
Avnet Italy Srl	Italy
Avnet Japan Co., Ltd.	Japan
Avnet Kopp (Pty) Limited	South Africa
Avnet Korea, Inc.	Korea, Republic of
Avnet Limited	Ireland
Avnet Logistics (Shenzhen) Ltd.	China
Avnet Logistics B.V.B.A.	Belgium
Avnet Logistics do Brasil Ltda.	Brazil
Avnet Logistics GmbH	Germany
Avnet Logistics Holding Corp.	Arizona
Avnet Logistics Pte. Ltd.	Singapore
Avnet Logistics U.S., L.P.	Texas
Avnet Malaysia Sdn Bhd	Malaysia
Avnet Nortec A/S	Denmark
Avnet Nortec AB	Sweden
Avnet Nortec AS	Norway
Avnet Nortec Oy	Finland
Avnet Pacific Pty Limited	Australia
Avnet Partner Solutions (Malaysia) Sdn. Bhd.	Malaysia
Avnet Partner Solutions Pte. Ltd.	Singapore
Avnet Partner Solutions, S. de R.L. de C.V.	Mexico
Avnet Philippines Pty Ltd., Inc.	Philippines
Avnet Properties Corporation	Delaware
Avnet Receivables Corporation	Delaware
Avnet S.r.l.	Italy
Avnet s.r.o	Czech Republic
Avnet Solutions Pte. Ltd.	Singapore
Avnet Solutions Sdn. Bhd	Malaysia
Avnet Sp. z.o.o.	Poland
Avnet Sunrise Limited	Hong Kong
Avnet Technology (Thailand) Ltd.	Thailand

Company Name	Jurisdiction
Avnet Technology Hong Kong Limited	Hong Kong
Avnet Technology Solutions (China) Ltd	China
Avnet Technology Solutions (India) Private Limited	India
Avnet Technology Solutions (Thailand) Ltd.	Thailand
Avnet Technology Solutions (Tianjin) Ltd	China
Avnet Technology Solutions B.V.	Netherlands
Avnet Technology Solutions GmbH	Germany
Avnet Technology Solutions Handelsgesellschaft m.b.H.	Austria
Avnet Technology Solutions Kft	Hungary
Avnet Technology Solutions Ltd	United Kingdom
Avnet Technology Solutions Pte. Ltd.	Singapore
Avnet Technology Solutions s.r.l.	Italy
Avnet Technology Solutions S.R.L.	Romania
Avnet Technology Solutions s.r.o.	Slovakia
Avnet Technology Solutions Sanayi Ve Ticaret Anonim Sirketi	Turkey
Avnet Technology Solutions SAS	France
Avnet Verwaltungs GmbH	Germany
Azzurri Technology S.A.R.L.	France
BFI Vermoegensverwaltungs GmbH	Germany
BFI-IBEXSA International LLC	Delaware
Chinatronic Technology Limited	Hong Kong
Clarity Technology Limited	United Kingdom
Client Solutions Limited	Ireland
CM Satellite Systems, Inc.	New York
Del- La Distribution Electronique	France
Deltron Electronics Ltd	England
Deltron Holdings Ltd	England
Deltron Radikor BV	Netherlands
DEM Manufacturing Ltd	England
EBV Beteiligungs-Verwaltungs GmbH	Germany
EBV Elektronik ApS	Denmark
EBV Elektronik EPE	Greece
EBV Elektronik France SAS	France
EBV Elektronik GmbH & Co. KG	Germany
EBV Elektronik Kft	Hungary
EBV Elektronik Limited	Hong Kong
EBV Elektronik M	Russia
EBV Elektronik OÜ	Estonia
EBV Elektronik S.r.l.	Italy
EBV Elektronik S.R.L.	Romania
EBV Elektronik s.r.o.	Slovakia
EBV Elektronik SAS	France
EBV Elektronik sp. z o.o.	Poland
EBV Elektronik Spain S.L.	Spain
EBV Elektronik spol. s r.o.	Czech Republic

Company Name	Jurisdiction
EBV Elektronik Ticaret Limited Sirketi	Turkey
EBV Elektronik TOV	Ukraine
EBV Elektronik, Druzba Za Posredovanje D.O.O.	Slovenia
EBV Management GmbH	Germany
EBV Vermoegensverwaltungs GmbH	Germany
EBV-Elektronik GmbH	Austria
ECC Distribution Ltd	England
Electrolink (PTY) Ltd	South Africa
Electron House (Overseas) Limited	United Kingdom
Enlaces Computacionales, S. de R.L. de C.V.	Mexico
Erste TENVA Property GmbH Gruber Straße	Germany
Flint Distribution Holdings Limited	England and Wales
Flint Distribution Limited	England
Horizon Enterprise Systems Limited	United Kingdom
Horizon Open Systems (NI) Limited	Northern Ireland
Horizon Open Systems Ltd.	Ireland
Horizon Technology Group Limited	Ireland
Innovative Electronics Components Group Ltd	England
Instituto de Educacion Avanzada, S. de R.L. de C.V.	Mexico
Kent One Corporation	Delaware
Memec (Asia Pacific) Limited	Hong Kong
Memec Europe Limited	United Kingdom
Memec Group Holdings Limited	United Kingdom
Memec Group Limited	United Kingdom
Memec Holdings Limited	United Kingdom
Memec Pty Limited	Australia
MI Technology Products de Mexico, S. de R.L. de C.V.	Mexico
PCD Centro S.r.l.	Italy
Polar Ltd	England
Pride Well Limited	Virgin Islands, British
Société Civile Immobilière du 22 rue de Dames	France
Soluciones Mercantiles, S. de R.L. de C.V.	Mexico
Sunrise Logistics (Shanghai) Limited	China
Telmil Electronics, Inc.	Delaware
Tenva Belgium Comm. VA	Belgium
Tenva Financial Management B.V.B.A.	Belgium
Thomas Kaubisch GmbH	Germany
Trident Microsystems AB	Sweden
Trident Microsystems Ltd	England
Trident Microsystems Oy	Finland
WBT Systems Limited	Ireland
WBT Systems, Inc.	Delaware
YEL Electronics (China) Limited	Hong Kong
YEL Electronics (Shanghai) Limited	China
YEL Electronics (Shenzhen) Ltd	China

Company Name	Jurisdiction
YEL Electronics Hong Kong Limited	Hong Kong
YEL Electronics Pte Ltd	Singapore
YEL Electronics Sdn Bhd	Malaysia
YEL Korea (HK) Limited	Hong Kong
ZWEITE TENVA Property GmbH Im Technologiepark	Germany